Exhibit 24

POWER OF ATTORNEY

I, the undersigned Director and/or Officer of Meritor, Inc., an Indiana corporation (the “Company”), hereby constitute SCOTT M. CONFER my true and lawful attorney with full power to sign for me, and in my name and in the capacity or capacities indicated below, one or more Registration Statements on Form S-8 registering under the Securities Act of 1933, as amended, securities to be sold under the Meritor, Inc. 2020 Long-Term Incentive Plan and any and all amendments (including post-effective amendments) and supplements to such Registration Statements.

Signature	Title	Date

/s/ Jeffrey A. Craig	Chief Executive Officer and	January 23, 2020
Jeffrey A. Craig	President (principal executive
officer) and Director

/s/ Carl D. Anderson II	Senior Vice President and	January 23, 2020
Carl D. Anderson II	Chief Financial Officer
(principal financial officer)

/s/ Paul Bialy	Vice President and	January 23, 2020
Paul Bialy	Chief Accounting Officer
(principal accounting officer)

/s/ William R. Newlin	Chairman of the Board	January 23, 2020
William R. Newlin

/s/ Steven Beringhause	Director	January 23, 2020
Steven Beringhause

/s/ Jan A. Bertsch	Director	January 23, 2020
Jan A. Bertsch

/s/ Rodger L. Boehm	Director	January 23, 2020
Rodger L. Boehm

/s/ Rhonda L. Brooks	Director	January 23, 2020
Rhonda L. Brooks

/s/ Ivor J. Evans	Director	January 23, 2020
Ivor J. Evans

/s/ Thomas L. Pajonas	Director	January 23, 2020
Thomas L. Pajonas

/s/ Lloyd G. Trotter	Director	January 23, 2020
Lloyd G. Trotter